Exhibit 99.1

Contacts

For investors:
Mark Tubb, 205-745-2627
mark.tubb@walterenergy.com

For media:

Ruth Pachman, 212-521-4891
ruth-pachman@kekst.com

For Immediate Release

WALTER ENERGY ISSUES STATEMENT ON REFINANCING

BIRMINGHAM, Ala. — June 14, 2013 — Walter Energy Inc. (NYSE:WLT) (TSX:WLT), a leading, publicly traded “pure-play” producer of metallurgical (met) coal for the global steel industry, today said that it will not proceed at this time with a refinancing of a portion of its existing debt.

The Company had said in a Current Report on Form 8-K dated June 5, 2013, that it had begun exploring options to refinance a portion of its existing debt and that the refinancing transactions could include borrowings under a new secured term loan facility, a new revolving credit facility, and an unsecured debt financing, the proceeds of which the Company intended to use to repay outstanding indebtedness and to pay fees and expenses related to the refinancing transactions.

Earlier this year the Company completed a closing of a $450 million senior note offering that provided enhanced financial flexibility and liquidity. The Company has no material debt principal payments due until 2015, and it requires no incremental funding at this time.  The proposed refinancing would not have raised additional capital.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,000 employees, with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as

“believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond our control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; our customer’s refusal to honor or renew contracts; our ability to collect payments from our customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing us from (or resulting in additional costs for) mining our mineral interests; concentration of our mining operations in limited number of areas; a significant reduction of, or loss of purchases by, our largest customers; unavailability of cost-effective transportation for our coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities we use; risks associated with our reclamation and mine closure obligations, including failure to obtain or renew surety bonds; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in our estimates of our coal reserves; estimates concerning economically recoverable coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our abilities to produce or sell coal; our ability to attract and retain key personnel; future regulations that increase our costs or limit our ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves; adverse rulings in current or future litigation; inability to access needed capital; events beyond our control may result in an event of default under one or more of our debt instruments; availability of licenses, permits, and other authorizations may be subject to challenges; risks associated with our reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to our indebtedness and our ability to generate cash for our financial obligations; downgrade in our credit rating; our ability to identify suitable acquisition candidates to promote growth; our ability to successfully integrate acquisitions; our exposure to indemnification obligations; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; costs related to our postretirement benefit obligations and workers’ compensation obligations; our exposure to litigation; and other risks and uncertainties including those described in our filings with the SEC. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in our most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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